Exhibit 99.1
FOR IMMEDIATE RELEASE

Wegener Corporation to Trade on OTC Bulletin Board

(April 20, 2010) - DULUTH, Georgia - Wegener Corporation, (Nasdaq:  WGNR) a leading provider of products for television, audio and data distribution networks worldwide, today announced that the Company’s securities will no longer be listed on Nasdaq and instead will be traded under the symbol WGNR on the Over the Counter Bulletin Board (OTCBB), effective at the opening of trading on April 22, 2010.  Wegener Corporation received official notice from Nasdaq on April 20, 2010 stating “… the Nasdaq Hearings Panel has determined to delist the shares of Wegener Corporation (the Company) from The Nasdaq Stock Market and will suspend trading of the shares effective at the open of trading on April 22, 2010.”

Troy Woodbury, President and CEO of Wegener Corporation said, “As I stated in our press release on April 12, 2010, it does not appear to be in the best interest of the Company and its shareholders to take extraordinary measures to retain Wegener Corporation’s Nasdaq listing. Retention of the listing would require earnings in excess of the current forecast for the third quarter of fiscal 2010, would be expensive, and would require a capital raise which is not practical at this time.  As previously stated, a reverse stock split would only have been considered if the possibility of retaining the Nasdaq listing were feasible.

“I remain very optimistic about the future of Wegener Corporation and we are committed to enhancing its value for our shareholders.  We will continue to trade and operate as a public company on the OTC Bulletin Board, a well-respected, established trading platform.  OTCBB securities are traded by a community of market makers that enter quotes and trade reports through a closed computer network accessed through the Nasdaq Workstation.”

ABOUT WEGENER

WEGENER® (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital video and audio solutions for broadcast television, radio, telco, private and cable networks. With over 30 years experience in optimizing point-to-multipoint multimedia distribution over satellite, fiber, and IP networks, WEGENER offers a comprehensive product line that handles the scheduling, management and delivery of media rich content to multiple devices, including video screens, computers and audio devices.  WEGENER focuses on long- and short-term strategies for bandwidth savings, dynamic advertising, live events and affiliate management.

WEGENER’s product line includes: iPump® media servers for file-based and live broadcasts; COMPEL® Network Control and COMPEL® Conditional Access for dynamic command, monitoring and addressing of multi-site video, audio, and data networks; and the Unity® satellite media receivers for live radio and video broadcasts.  Applications served include:  digital signage, linear and file-based TV distribution, linear and file-based radio distribution, Nielsen rating information, broadcast news distribution, business music distribution, corporate communications, video and audio simulcasts.

WEGENER® can be reached at (770) 814-4000 or at www.wegener.com.

WEGENER, COMPEL, COMPEL CONTROL, iPUMP, MEDIAPLAN, UNITY, ASSURED FILE DELIVERY, PANDA, PROSWITCH, VIDATA, the stylized W-design logo (for WEGENER®), the stylized C-design logo (for Compel®) and the stylized PANDA design logo are all registered trademarks of WEGENER®.  All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2010 and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake any obligation to update any forward-looking statements.

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INVESTOR RELATIONS CONTACT:
Jim Traicoff – CFO
WEGENER
(770) 814-4000
FAX (770) 623-9648
info@wegener.com
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